EXHIBIT 10.3
                                                                  Execution Copy

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT (the "Agreement") dated as of July 31, 2003, is entered into by and between The Desalination Company of Trinidad and Tobago Limited, a limited liability company duly organized and existing under the laws of Trinidad, West Indies, with its principal place of business at Pacific Avenue at Maracaibo Drive, Pt. Lisas Industrial Estate, Pt. Lisas, Trinidad, W.I. (the "Borrower"), and Ionics Ventures Ltd, a limited liability company duly organized and existing under the laws of England (company number 4315984), with its registered office at 2 The Norwich Business Park, Whiting Road, Norwich, NR4 6DJ ("Ionics Ventures") (Ionics Ventures and any Person to which Ionics Ventures assigns its rights in accordance with this Agreement being referred to herein as the "Lender").

                                   WITNESSETH:

         WHEREAS, the Borrower and Ionics, Incorporated, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, United States of America, with its principal place of business at 65 Grove Street, Watertown, Massachusetts, U.S.A. ("Ionics"), executed in trust for an affiliate, entered into a Shareholders' Agreement dated May 12, 2000, as amended by Amendment to Shareholders' Agreement dated June 16, 2000 and as further amended by Amendment No. 2 to Shareholders' Agreement dated June 25, 2003 (as amended, the "Shareholders' Agreement");

         WHEREAS, in accordance with the terms under which the Shareholders' Agreement was executed and pursuant to an Assignment Agreement dated June 5, 2002 between Ionics and the Lender, Ionics assigned to Ionics Caribbean Investors Limited ("Ionics Caribbean") its rights and obligations under the Shareholders' Agreement and its shares in the Borrower.

         WHEREAS, upon compliance with the terms and condition of Section 11.13 of the Amended Shareholders' Agreement, the Lender may be required to make a loan to the Borrower in the original principal amount of U.S.$10,000,000.00 for the purpose of financing a portion of the Borrower's obligations under the Agreement for the turnkey engineering, procurement and construction of a seawater desalination plant at Point Lisas Industrial Estate, Republic of Trinidad and Tobago dated June 1, 2000, as amended by that certain letter agreement dated October 25, 2000 and by that certain letter agreement dated September 19, 2001, and as it may be further amended (the "EPC Agreement"), entered into between the Borrower and Ionics Constructors Trinidad Ltd. ("Ionics Constructors"); and

         WHEREAS, the Lender is willing to make the loan to the Borrower in the original principal amount of U.S.$10,000,000.00 for such purpose on the terms and subject to the conditions of this Agreement.

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         NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

              SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.01. Defined Terms. The following terms (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings hereinafter specified:

         "Accounting Principles" shall mean International Accounting Standards promulgated by the International Accounting Standards Committee, together with its pronouncements thereon from time to time, and applied on a consistent basis, provided that if Borrower changes the method it uses for financial accounting and reporting purposes to generally accepted accounting principles as applied in either Borrower's Country or the United States (in either case, "GAAP"), then as of that time Accounting Principles will mean GAAP, together with its pronouncements thereon from time to time, and applied on a consistent basis.

         "Affiliate" shall mean, a body corporate, limited liability company, limited partnership or other legal entity which is a subsidiary of another or both are subsidiaries of the same body corporate or each of them is controlled by the same person. For this purpose, "control" or "controlled" has the meaning described in Section 4 of the Companies Act, Ch. 81:01 of the Laws of Trinidad and Tobago, as in effect on the date this Agreement is executed.

         "Agreement" shall mean this Loan Agreement, including any Schedule, Annex, Exhibit or any other attachment hereto, as amended, supplemented, extended or otherwise modified from time to time.


         "Borrower's Country" shall mean the Republic of Trinidad and Tobago.

         "Bridge Loan Agreement" shall mean the Project Loan Agreement dated July 13, 2000, among the Borrower, Republic Finance and Merchant Bank Limited and Republic Bank Limited, as amended from time to time.

         "Business Day" shall mean any day on which commercial banks in New York, New York, and Port of Spain, Trinidad are open for domestic and foreign exchange business.


         "Certain Works" shall mean a) those items identified as Punchlist and Defect items as defined on letter "DESAL/IONICS/LTR 300" dated 2003 January 28;


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b) landscaping, paving, drainage, and fencing; and c) an allowance for reasonable charges by Borrower for work performed on behalf of Ionics Constructors.


         "Default" shall mean an event, which with the giving of notice or the lapse of time, or both, would become an Event of Default.

         "Default Rate" shall mean, at the time any determination thereof is to be made, the interest rate per annum equal to the sum of (x) the Loan Rate, as applicable to the Loan on the date thereof, and (y) five percent (5.00%) per annum, but in no event in excess of the maximum rate permitted by applicable law.



         "Dollars" or "$" shall mean the lawful currency of the United States of America.

         "EPC Agreement" shall have the meaning set forth in the Recitals.

         "Event of Default" shall have the meaning set forth in Section 7.01 hereof.

         "Facility" means the plant for the desalination of seawater, being constructed by the Borrower in Point Lisas, Republic of Trinidad and Tobago, including all tangible components, auxiliaries and subsystems and supporting infrastructure, together with suitable storage facilities.

         "Governmental Authority" shall mean, as to any Person, any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over such Person, or any of its business, operations or properties.

         "Indebtedness" of any Person shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of any property (other than accounts payable to trade creditors under customary trade credit terms) or services for which the Person is liable as principal, (b) all indebtedness (excluding unaccrued finance charges) secured by a Lien on property owned or being purchased by the Person, whether or not such indebtedness shall have been assumed by the Person, (c) all lease obligations required to be capitalized pursuant to Accounting Principles (excluding unaccrued finance charges) of the Person, (d) any arrangement (commonly described as a sale-and-leaseback transaction) with any financial institution or other lender or investor providing for the leasing to the Person of property which at the time has been or is to be sold or transferred by the Person to the lender or investor, or which has been or is being acquired from another Person by the lender or investor for the purpose of leasing the property to the Person, (e) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or joint venturer or otherwise


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(provided that in any event for purposes of determining the amount of the
Indebtedness, the full amount of such obligations, without giving effect to the contingent liability or contributions of other participants in the partnership or joint venture, shall be included), (f) all redeemable preferred stock of such Person (valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (g) all obligations of such Person in respect of letters of credit, bankers' acceptances or similar obligations issued or created for the account of such Person, and (h) all liabilities of such Person in respect of foreign currency or other hedging arrangements and in respect of interest rate protection or hedging arrangements entered into by such Person to fix the floating interest rate, float the fixed interest rate or otherwise cap or limit the interest rate, exposure of such Person.

         "Lien" shall mean a mortgage, pledge, lien, security interest or other charge or encumbrance or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) whether voluntary or involuntary, whether granted by agreement, statute or otherwise, with respect to any present or future assets, including fixtures, revenues or rights or the receipt of income of the Person referred to in the context in which the term is used.

         "Loan" shall have the meaning set forth in Section 2.01, or, where the context so requires or permits, the outstanding principal balance thereof.

         "Loan Rate" shall mean, during the term of this Agreement, an interest rate per annum (computed on the actual number of days elapsed over a 360-day year) equal to two percent (2%) above the interest rate charged on the U.S. Dollar portion of the Term Loan Agreement as in effect from time to time, compounded quarterly; provided that if the U.S. Dollar Advances have been fully repaid on any "Reset Date"( as such term is defined in the Term Loan Agreement), the Loan Rate under this Agreement will remain in effect at the same Loan Rate existing under this Agreement as of such Reset Date. For the avoidance of doubt, the interest rate shall be calculated by giving weighted effect to the interest rate on amounts outstanding under any Multi-Lateral Loan (as defined in the Term Loan Agreement) which replaces any portion of the U.S. Dollar loan amount outstanding under the Term Loan Agreement, at such time as funds under a Multi-Lateral Loan are disbursed to Borrower. A change in Loan Rate will necessitate a change in the amortization table set forth at Exhibit A.

         "Maturity Date" shall mean July 30, 2010 , or such earlier date at which the agreement dated August 25, 1999, between the Water and Sewerage Authority of Trinidad and Tobago ("WASA") and the Borrower, as modified by the Clarifications dated May 22, 2000, otherwise ceases to be in effect.

         "Other Taxes" shall have the meaning set forth in Section 4.01.

         "Payment Date" shall mean October 31st, January 31st , April 30th, and July 31st, in any year, which shall be the dates on which payments of principal and interest shall be made by the Borrower in accordance with the amortization


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schedule attached hereto as Exhibit A; provided that if any such day is not a
Business Day, such Payment Date will be the immediately following Business Day.

         "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government.

         "Project" shall mean the design, engineering, construction and operation of the Facility.

         "Senior Lender" shall mean (i) Republic Bank Limited, Republic Finance and Merchant Bank Limited, and the other financial institutions which become lenders pursuant to Clause 26.2 of the Term Loan Agreement; and (ii) any lender under a "Multi-Lateral Loan" (as such term is defined under the Term Loan Agreement).

         "Subsidiary" shall mean any Person in which the Borrower may own, directly or indirectly, an equity interest of more than 50%, or which may effectively be controlled by the Borrower, during the term of this Agreement, as well as all Subsidiaries and other Persons from time to time included in the consolidated financial statements of the Borrower. For this purpose, "control" or "controlled" has the meaning described in Section 4 of the Companies Act, Ch. 81:01 of the Laws of Trinidad and Tobago, as in effect on the date this Agreement is executed

         "Taxes" shall have the meaning set forth in Section 4.01.

         "Term Loan Agreement" shall mean the loan agreement entered into by Borrower to re-finance the obligations incurred under the Bridge Loan Agreement and entered into on June 25, 2003.

         "Trinidad and Tobago Dollars" shall mean the lawful currency of Trinidad and Tobago.

         "U.S." or "United States" shall mean the United States of America.

         "U.S. Dollars", or "U.S.$" shall mean the lawful currency of the United States of America.

         1.02. Principles of Construction.

                  (a) The words "herein", "hereof", "hereby", "hereto", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision of this Agreement.

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                  (b) The meanings set forth for defined terms in Section 1.01 of this Agreement shall be equally applicable to both the singular and plural forms of the defined terms.

                  (c) The headings of the sections and subsections herein are for convenience only and shall not affect the meaning or construction of any provision of this Agreement.

                  (d) Unless specified otherwise, all references to "this Agreement" and to Sections, Annexes, Exhibits, and Schedules are to Sections, Annexes, Exhibits, and Schedules of this Agreement, as the same may be amended, modified or supplemented from time to time.


                               SECTION 2. THE LOAN

         2.01. The Loan. Subject to the terms and conditions provided herein, the Lender agrees, on the terms, and subject to the conditions of this Agreement, to make a loan to the Borrower, in the original principal amount of U.S.$10,000,000.00 (the "Loan") on the date of this Agreement.

         2.02. Purpose. The entire proceeds of the Loan shall be used by Borrower solely for the purpose of financing a portion of the Borrower's obligations to Ionics Constructors under the EPC Agreement.

         2.03. Loan. The Loan shall be evidenced by, and repaid with interest in accordance with, the provisions of this Agreement.

         2.04 Loan Disbursement. Notwithstanding any provision herein to the contrary, the disbursement of the Loan from the Lender to the Borrower shall be made in accordance with the procedures set forth in this Section 2.04. Pursuant to Section 2.02 of this Agreement, all of the Loan proceeds are to be used solely to finance the Borrower's obligations to Ionics Constructors under the EPC Agreement. Accordingly, the Parties agree that the Loan disbursement will be deemed to occur in the amount of the Loan and Borrower's obligations to Lender hereunder will commence upon execution of this Agreement, at which time Lender agrees that it will obtain and deliver to Borrower a receipt from Ionics Constructors evidencing payment of the amount of the Loan to it in satisfaction of a portion of the total amount owed to it by Borrower under the EPC Agreement as of the date of this Agreement. The Borrower and the Lender each acknowledge and agree that Lender's confirmed payment to Ionics Constructors of amounts owed to it under the EPC Agreement in accordance with this Section 2.04 will constitute disbursement of the Loan by the Lender to the Borrower under this Loan Agreement as of the date of this Agreement.

         2.05 Principal and Interest Repayment. On each Payment Date, the Borrower shall repay to the Lender in accordance with the methods set forth in
Section 5.01, an amount of the unpaid principal of and interest on the Loan as


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set forth in the amortization schedule attached hereto as Exhibit A; provided that, notwithstanding anything in this Agreement to the contrary, the entire amount of principal and all accrued interest and other amounts owing from Borrower to Lender under this Agreement will be payable in full on the Maturity Date.


         2.06. Interest. (a) The unpaid principal amount of the Loan shall bear interest from the date of this Agreement until repayment at a rate per annum equal to the applicable Loan Rate from time to time in effect. Accrued interest shall be due and payable on each Payment Date, commencing with the first such date to occur subsequent to the date of this Agreement, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed (i.e. 1/360's of a full year's interest shall accrue for each day any portion of the Loan is outstanding).

         (b) After an Event of Default, any unpaid principal of and any accrued and unpaid interest on the Loan and any other amounts due to the Lender under this Agreement (to the fullest extent permitted by applicable law) shall bear interest until paid in full, payable on demand, at a rate per annum equal to the Default Rate.

         2.07. Prepayment.

         (a) The Borrower has the right to prepay, without penalty, all or any part of the principal of the Loan at any time or times, provided that Borrower must notify Lender at least two (2) days in advance that it intends to make such a pre-payment. Each prepayment shall be applied to amounts due under this Agreement in accordance with the order of priority set forth in Section 5.02 hereof.
         (b) If at any time any shareholder of the Borrower sells or otherwise transfers any of its shares of stock in the Borrower contrary to the provisions of the Shareholders' Agreement or the Term Loan Agreement, Borrower shall be required to pay on demand of the Lender the full amount of unpaid principal and all accrued and unpaid interest on the Loan accrued through the date of payment.

                         SECTION 3. CONDITIONS PRECEDENT

         3.01. Conditions Precedent to the Effectiveness of this Agreement and the making of the Loan. This Agreement is being executed and the Loan extended by Lender on the representation by Borrower that all of the following conditions have been met. If the Agreement is executed and disbursement deemed to occur in accordance with Section 2.04 above and it is subsequently determined by Lender that one or more of the following conditions have not been satisfied, Lender may upon notice to Borrower, declare an Event of Default pursuant to Section 7.01(c) below:

         (a) This Agreement has been executed by the Borrower and the Lender;
and

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         (b) (i) all representations and warranties made by the Borrower herein or otherwise in writing in connection herewith, shall be true and correct in all material respects on or as of the date of this Agreement, (ii) no Default or Event of Default shall have occurred and be continuing on or as of the date of this Agreement, (iii) on the date hereof, no adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and no other event has occurred which creates a possibility of adversely affecting the ability of the Borrower to perform and comply with all terms, conditions and agreements to be performed or complied with by the Borrower under this Agreement or the transactions contemplated herein, and (iv) neither Borrower nor any of its shareholders will be in default under the Shareholders' Agreement on the date of this Agreement ; and

         (c) The Borrower has not (1) defaulted in the payment of principal or interest on any Indebtedness owed to any Senior Lender, beyond the period of grace, if any, provided in the agreement under which such Indebtedness was created; or (2) defaulted in the observance or performance of any other covenant or agreement contained in any agreement with a Senior Lender, or any other event has not occurred, the effect of which default or other event causes, or permits a Senior Lender (or a trustee or agent on behalf of such Senior Lender) to cause Indebtedness of the Borrower to become due prior to its stated maturity; and

         (d) Borrower has entered into an agreement with Ionics Incorporated, or an affiliate of Ionics Incorporated, for technical assistance with the operation and maintenance of the Facility, or such other agreement as is required by the Senior Lenders under the Term Loan Agreement; and

         (e) Borrower has paid to Lender (i) a loan origination fee equal to l.0% of the original principal amount of the Loan, and (ii) an amount equal to the costs and expenses (including legal fees) incurred by Lender in connection with the processing of the Loan and the negotiation, preparation, and execution of the Agreement and all other documents and agreements required in relation to the Loan, which shall be solely at Borrower's expense, not to exceed US$50,000; and

         (f) Borrower has obtained and maintained in full force and effect insurance policies with respect to the Facility and the Project providing coverages of the types and in the amounts satisfactory to Lender; and

         (g) To the extent available from funds provided under the Term Loan Agreement, Borrower has paid to Ionics Constructors all amounts previously certified and payable by Borrower to Ionics Constructors pursuant to the EPC Agreement other than amounts to be paid by Borrower to Ionics Constructors by a credit to the Loan hereunder pursuant to Section 2.04 above; and

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         (h) Borrower's board of directors has duly authorized the execution, delivery and performance by Borrower of this Agreement; and

         (i) Borrower has executed, and delivered to Ionics an original of Amendment No. 2 to Shareholders' Agreement; and


         (j) Borrower has approved and certified amounts totalling US$101,000,000.00 for phases I to IV to Ionics Constructors (exclusive of the Contractor's Fee as described in the EPC Agreement), less US$3,000,000.00 held pending completion by Ionics Constructors of Certain Works as set forth in Exhibit C.



                          SECTION 4. FEES AND EXPENSES

         4.01     Taxes.
                  -----

         (a) All payments by the Borrower under this Agreement shall be made without setoff, deduction or counterclaim and in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively, the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Agreement. Notwithstanding anything contained in this Section 4.01 to the contrary, the Borrower shall not be liable for the payment of any tax on or measured by net income imposed upon the Lender pursuant to the income tax laws of the United States, or any political subdivision of either thereof.

         (b) The Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement collectively, "Other Taxes".

         (c) The Borrower shall pay all Taxes and Other Taxes when due (and indemnify the Lender against any liability therefor) and shall promptly (and in any event not later than 30 days thereafter) furnish to the Lender any certificates, receipts and other documents which may be required (in the judgment of the Lender) to establish any tax credit to which the Lender may be entitled.

          (d) The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.01) paid by the Lender or any liability (including interest and penalties) arising therefrom or with respect


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               thereto,  whether or not such Taxes or Other Taxes were correctly or legally asserted.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the obligations of the Borrower under this Section 4.01 shall survive the termination of this Agreement and the repayment of the Loan.

         4.02 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are ever consummated or the Loan contemplated hereunder is funded, to pay, or reimburse the Lender promptly upon demand for the payment of all reasonable costs and expenses arising in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation all legal fees and costs, not to exceed US$50,000.

                               SECTION 5. PAYMENTS

         5.01. Method of Payment.

         (a) All payments to be made by the Borrower to the Lender under this Agreement shall be made without set-off, counterclaim or deduction to the Lender in Dollars in immediately available and freely transferable funds by wire transfer to Lender's account set forth in Exhibit B not later than 11:00 A.M. (Boston, Massachusetts time) on the date on which due, or, if applicable, to such other account of the Lender as the Lender may specify in a written notice delivered to the Borrower.

         (b) Except as otherwise provided herein, whenever any payment falls due on a day which is not a Business Day, the due date for payment shall be extended to the next following Business Day and interest shall be computed in accordance with Section 2.06 hereof taking into account such additional day(s).

         5.02. Application of Payments. Prior to the occurrence of an Event of Default, the Lender shall apply payments received by it under this Agreement in the following order of priority: (i) to interest due pursuant to Section 2.06(a), (ii) to all other amounts due and not otherwise provided for in this
Section 5.02, and (iii) to the principal on the Loan. Following the occurrence and during the continuance of any Event of Default, all such payments shall be applied by the Lender in such order of application as the Lender in its sole and absolute discretion shall elect.

         5.03. Authorizations for Payments. The Borrower shall promptly obtain and maintain in full force and effect all authorizations, consents and approvals and filings with any governmental authority in the Borrower's Country which may at any time be required under the laws of the Borrower's Country (including all laws and regulations with respect to the availability and transfer of Dollars) to make payments as and when due under this Agreement.

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              SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.01 Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Loan and other financial accommodations provided for herein, the Borrower represents and warrants to the Lender that:

         (a) the Borrower is duly organized and validly existing under the laws of the Borrower's Country and is duly qualified or licensed to transact business in all places where such qualification or license is necessary in view of its business operations and/or the ownership of its properties and assets, and the Borrower has the corporate power to make and perform this Agreement and the transactions contemplated herein;

         (b) the execution, delivery and performance by the Borrower of this Agreement (i) have been duly authorized by all necessary corporate action of the Borrower and the Borrower has full authority to request the Loan as provided in this Agreement, (ii) have been duly authorized, if so required, by all necessary legislative, administrative and other governmental action, (iii) do not and will not contravene its charter or any treaty, law, rule, regulation, order, decree, judgment, award, injunction or similar legal restriction applicable to the Borrower or any contractual restriction binding on or affecting the Borrower or by which it or any of its properties or assets may be bound; and (iv) do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent not obtained by the Borrower under, or result in the creation of any Lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any instrument or agreement to which the Borrower is a party or by which the Borrower or by which it or any of its properties or assets may be bound or affected, except in favor of the Lender;

         (c) this Agreement constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except that the enforceability thereof may be subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (d) all consents, approvals and authorizations, if any, of any Governmental Authority in the Borrower's Country necessary for the execution, delivery and performance by the Borrower of this Agreement have been obtained and are in full force and effect, and the requirements of any and all laws and regulations of the Borrower's Country with respect to the availability and transfer of Dollars required to make all payments on the Loan, and all other payments contemplated by this Agreement have been met; and the Borrower is not in default under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other


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

administrative agency or public regulatory body having jurisdiction over the Borrower, which default would have a material adverse effect on the Borrower;

         (e) no legal proceedings are pending or, to the best of the Borrower's knowledge and belief, threatened before any Governmental Authority which might
(i) materially and adversely affect the Borrower's financial condition, business or operations, (ii) restrain or enjoin or have the effect of restraining or enjoining the Borrower's performance or observance of the terms and conditions of this Agreement or (iii) in any other manner question the validity, binding effect or enforceability of this Agreement;

         (f) the Borrower has filed or caused to be filed, or has obtained extensions to file all tax returns which are required to be filed, and has paid or caused to be paid, or has reserved on its books amounts sufficient for the payment of, all taxes as shown on said returns or on any assessment received by it, to the extent that the taxes have become due, except as otherwise permitted by the provisions hereof. The Borrower has not been notified of, or otherwise has knowledge of, any claim being asserted with respect to any such taxes, fees or other charges, which could have a material adverse effect on the business or financial condition of the Borrower. The Borrower has set up reserves which are reasonably believed by the officers of the Borrower to be adequate for the payment of said taxes for the years that have not been audited by the respective tax authorities or for which a return has not, as of the date hereof, been required to be filed by applicable law;

         (g) the Borrower is not a party to any agreement or instrument or subject to any court order or judgment, governmental decree, charter or other corporate restriction adversely affecting its business, properties or assets, operations or condition (financial or otherwise). The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which the Borrower or any of its properties or assets may be bound or affected, or under any law, regulation, decree, order or the like, which default has or may in the future have a material adverse effect on the business or prospects of the Borrower;

         (h) the Borrower and its Affiliates, officers, directors, agents, and employees have at all times complied with all requirements of the U.S. Foreign Corrupt Practices Act of 1977 ("FCPA") and Articles 138 and 139 of the Constitution of Trinidad and Tobago, 1976 and the Integrity in Public Life Act, and have not taken any action proscribed by any law regulating ethical business practices including: (a) by not directly or indirectly making, promising to make, or authorizing any payment of money or the giving of anything of value to a government or party official, or any foreign political party or official thereof, or any third person or entity that in turn will make a payment to a government or party official, or undertaking other actions which would violate the FCPA; and (b) by not making any payment which would be reportable as a payment to a government official or public person under applicable law; and

                                   Page -12-

         (i) the Borrower has no existing claims and is not aware of a basis for any claims against any provider of goods and services to Borrower or by Borrower to any other person.

         6.02 Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, until all amounts owing under this Agreement have been paid in full, the Borrower will, unless the Lender consents in writing:

         (a) Use the proceeds of the financing only for the purposes set forth in Section 2.02 of this Agreement (as herein agreed to by the Borrower and the Lender) and furnish the Lender with all evidence that it may reasonably require with respect to such use;

         (b) Pay to Lender on each Payment Date the principal and interest payments due in accordance with Section 2.05;

         (c) Do or cause to be done all things necessary to maintain, preserve and keep in full force and effect its existence in the jurisdiction of its incorporation, and qualify and remain qualified in each jurisdiction where qualification is necessary or desirable in view of its business operations or the ownership of its properties;

         (d) Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its property or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any tax, assessment, charge, levy or claim so long as the Borrower shall have provided written notice to the Lender thereof and the validity thereof shall be continuously and diligently contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect to any tax, assessment, charge, levy or claim, so contested;

         (e) Continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year (including the preservation of a management team of Borrower of acceptable quality and skill); at all times maintain, preserve and protect all rights, privileges, patents, franchises and trade names necessary or desirable in the conduct of its business and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times;

                                   Page -13-

         (f) Furnish or cause to be furnished to the Lender all financial information and statements, books, records and other documents and information which Borrower provides to any Senior Lender, at the same time or promptly after such information, financial statements, books, records or other documents and information are furnished to any such lenders;

         (g) Furnish or cause to be furnished to the Lender promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Borrower as the Lender may reasonably request;

         (h) Promptly, but in no event later than five (5) days after the occurrence of an Event of Default or a Default, or of any event which otherwise has or may have a negative effect on the Lender's ability to collect on Borrower's obligations under this Agreement, notify the Lender by telefax, telex or cable of the particulars of such occurrence and the action taken and proposed to be taken by the Borrower with respect thereto; and

         (i) Duly observe, conform and comply with all laws, decisions, judgments, rules, regulations and orders of all Governmental Authorities relative to the conduct of its business, its properties, and assets, except those being contested in good faith by appropriate proceedings diligently pursued; and obtain, maintain and keep in full force and effect all governmental licenses, authorizations, consents, approvals and permits necessary to the proper conduct of its business and the observance and performance of the terms of this Agreement, including, without limitation, all foreign exchange approvals with respect to the availability of Dollars necessary to make all required payments under this Agreement; and from time to time, do and perform any and all acts and execute any and all documents that may be necessary or reasonably requested by the Lender in order to effect the purpose of this Agreement and to protect the interests of the Lender in this Agreement.


         (j) Upon satisfactory completion by Ionics Constructors of discrete portions of Certain Works, within seven (7) days of such completion, in each instance, to submit to Republic Bank all additional certifications, invoices, and notices required to cause Republic Bank to make additional payments to Ionics Constructors for the value established for that completed portion of Certain Works. Discrete portions of Certain Works and the values associated with their completion will be established in Amendment No 3 to the EPC Agreement. The total amount to be paid to Ionics Constructors for satisfactory completion of all Certain Works is US$3,000,000.00

         (k) Make payments to Ionics Constructors totaling US$3,182,688.46, representing amounts previously certified under the EPC Agreement but not funded under the Term Loan Agreement, from operating funds prior to declaring any dividends to Shareholders.

                                   Page -14-

         6.03 Negative Covenants of the Borrower. The Borrower covenants that it will not, without the prior written consent of the Lender, until payment in full of all obligations and indebtedness of the Borrower hereunder:

         (a) Dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any Person; or

         (b) Except as otherwise permitted by the Term Loan Agreement, declare or pay any dividend or authorize or make any other distribution on any capital stock of the Borrower, whether now or hereafter outstanding, or make any payment on account of the purchase, acquisition, redemption or other retirement of any shares of such stock; or

         (c) Create or permit to exist any Lien on any of its property, revenues or other assets, present or future, except for the Liens created in favor of a lender providing financing under the Term Loan Agreement.

                          SECTION 7. EVENTS OF DEFAULT

         7.01. Events of Default. Upon the occurrence of any of the following events or conditions (each an "Event of Default"):

         (a) The Borrower shall fail to pay, when due (whether by acceleration or otherwise and including pursuant to a demand by Lender pursuant to Section 2.07(b) above), any principal of or interest on the Loan, or any other amount payable to the Lender under this Agreement; or

         (b) Any representation or warranty made by the Borrower in this Agreement or in connection herewith, or any statement made in any certificate, report or financial statement furnished by the Borrower to the Lender has proven to have been false or misleading in any material respect when made; or

         (c) Failure by the Borrower to perform or comply with any of the covenants or provisions set forth in this Agreement (exclusive of any event specified as an Event of Default in any other subsection of this Section 7.01), or the Lender shall determine that any of the conditions precedent set forth in
Section 3.01 above have not been satisfied; or

         (d) Borrower shall (1) default in the payment of principal or interest on any Indebtedness owed to any Senior Lender, beyond the period of grace, if any, provided in the agreement under which such Indebtedness was created; or (2) default in the observance or performance of any other covenant or agreement contained in any agreement entered into with a Senior Lender or any other event shall occur, the effect of which default or other event is to cause, or permit a


                                   Page -15-

Senior Lender (or a trustee or agent on behalf of such Senior Lender) to cause, Indebtedness of the Borrower to become due prior to its stated maturity; or

         (e) The Borrower shall fail to furnish to the Lender any notice required to be delivered in accordance with Section 6.02(e) hereof immediately after any such event requiring such notice becomes known to the Chief Executive Officer or the Chief Financial Officer of the Borrower; or

         (f) The Borrower shall (1) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower, or of all or a substantial part of the assets of the Borrower, (2) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (7) take any corporate action for the purpose of effecting any of the foregoing; or

         (g) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the
Borrower: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Borrower or of all or any substantial part of the properties or assets of the Borrower, or other like relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts unless such proceeding is contested in good faith by the Borrower; and, if the proceeding is being contested in good faith by the Borrower, the same shall continue undismissed, or unstayed and in effect, for any period of thirty (30) consecutive days, or an order for relief against the Borrower shall be entered in any involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or

         (h) If any other event occurs or any other circumstance arises which, in the opinion of the Lender, is likely materially and adversely to affect the ability of the Borrower to perform all or any of its obligations hereunder (including, without limitation, any material adverse change in the political or economic conditions of the Borrower's Country), Lender will provide written notice thereof to Borrower together with a description of such event or circumstances. Within 10 days thereafter, Borrower will in good faith prepare and send to Lender a written plan of how Lender will respond and what steps Borrower will take to avoid any material adverse affect to Lender or on Borrower's ability to perform its obligations hereunder. In all cases, Borrower


                                   Page -16-
will respond to Lender's concerns and recommendations in this respect in good faith. If Borrower fails to prepare and deliver such written plan within such ten (10) day period or thereafter to comply with such plan, an Event of Default will be deemed to occur; or

THEREUPON, in the case of any such event other than an event described in subsection (g) or subsection (h) of this Section 7.01, the Lender may by written notice to the Borrower immediately declare the principal of, and interest accrued on, the Loan, forthwith due and payable, whereupon the same shall become immediately due and payable; provided, however, that upon the occurrence of any event described in subsection (g) or subsection (h) of this Section 7.01, the principal of, and accrued interest on, of the Loan, shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

         Upon the happening and continuance of any Event of Default specified in this Agreement, the Lender shall be permitted to proceed to protect and enforce its rights under this Agreement, and any of the other documents and instruments executed and delivered in connection with this Agreement by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, either for specific performance of any covenant or agreement contained herein or in aid or execution of any power herein or therein granted or for the enforcement of any proper legal or equitable remedy, as the Lender, being advised by counsel chosen by the Lender, shall deem most effectual to protect and enforce such rights.

         In the enforcement of any remedy described above, the Lender shall be entitled to sue for, enforce payment of and receive any and all amounts then or during any Event of Default becoming or remaining due from the Borrower for principal, interest or otherwise under any of the provisions of this Agreement, together with interest on overdue payments at the Default Rate and all costs and expenses of collection and of all proceedings hereunder.

                    SECTION 8. GOVERNING LAW AND JURISDICTION

         8.01. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE REPUBLIC OF TRINIDAD AND TOBAGO WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

         8.02. Waiver of Immunity. The Borrower hereby irrevocably agrees that to the extent that the Borrower or any of its assets has or hereafter may acquire any right of immunity related to or arising from the transactions contemplated by this Agreement whether characterized as sovereign immunity or otherwise, from any legal proceedings, to enforce or collect upon the Loan or any other liability or obligation of the Borrower related to or arising from the transactions contemplated by this Agreement, including, without limitation,


                                   Page -17-
immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, it hereby expressly and irrevocably waives any such immunity.

     8.03 Arbitration. In the event of a dispute between the parties to this Agreement in any way related to or arising out of this Agreement or the transactions contemplated herein ("Dispute"), each party shall attempt in good faith to resolve the dispute promptly through negotiations. If the dispute has not been resolved through negotiation within five (5) days after the delivery of a notice of dispute by either party, either party may institute arbitration proceedings at any time thereafter by delivering written demand for arbitration to the other party in the manner described in Section 9.02. The dispute shall then be exclusively and finally settled and resolved by binding arbitration pursuant to the Streamlined Procedures and Comprehensive Rules of JAMS/Endispute. All arbitration proceedings shall be held in Miami, Florida and shall be subject to the choice of law provisions set forth in Section 8.01. For purposes of this Section 8.03, the parties hereby waive any and all objections to venue that they may have under the laws of any state or country, including, without limitation, any argument that jurisdiction, situs and/or venue are inconvenient or otherwise improper. Any decision or award of the arbitrator or arbitration panel, as the case may be, shall be expressed in United States dollars and shall be final and binding on the parties to the arbitration proceeding. The parties hereby waive, to the extent permitted by law, any and all rights to appeal or to review such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction therefor. The procedures established in this Section 8.03 shall be the sole, exclusive procedures for the resolution of Disputes between the parties, provided, however, that either may seek a preliminary injunction or other preliminary judicial relief if, in its reasonable, good-faith judgment, such action is necessary to avoid irreparable damage. Each party further agrees that process may be served upon such party in any manner authorized under the laws of the Republic of Trinidad and Tobago, and waives any objections that such party may otherwise have to such process.


                            SECTION 9. MISCELLANEOUS

         9.01. Computations. Each determination of an interest rate or fee by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. Except as otherwise provided herein, all computations of interest hereunder shall be made on the basis of a year of 360 days and actual days elapsed. All such calculations shall include the first day and exclude the last day of the period of calculation.

                                   Page -18-

         9.02. Notices. Unless otherwise specified herein, all notices or other communication given hereunder shall be in writing and shall be given by internationally recognized overnight courier, facsimile or personal delivery and shall be deemed to be given or made for purposes of this Agreement two (2) Business Days following the date when the same is sent by overnight courier or on the day sent by facsimile or personally delivered (unless sent or delivered after 5:00 P.M. using the time in the place to which the message is being delivered). Unless otherwise specified in a notice delivered or received in accordance with the foregoing provisions of this Section 9.02, all notices shall be given to or made upon the respective parties hereto at their respective addresses as indicated herein:

To the Borrower:                            To the Lender:

The Desalination Company of Trinidad and    Ionics Ventures Limited
Tobago Limited                              c/o Ionics, Incorporated
Pacific Avenue at Maracaibo Drive           65 Grove Street
Pt. Lisas Industrial Estates                Watertown, Mass., USA  02472
Pt. Lisas, Trinidad, W.I.                   Facsimile No: (617) 926-3760
Facsimile No.:  (868) 636-5032

         9.03 Disposition of Indebtedness. The Lender may, without the approval or consent of the Borrower, sell, assign, transfer, pledge, negotiate, grant participation in or otherwise dispose of all or any part of the indebtedness of the Borrower under this Agreement to any party, and any such party shall enjoy all the rights and privileges of the Lender under this Agreement. The Borrower shall accord full recognition to any such assignment, and all rights and remedies of the Lender in connection with the interest so assigned shall be as fully enforceable by such assignee as they were by the Lender before such assignment. The Lender may disclose to the proposed assignee or participant and to any Affiliate of the Lender (whether or not a proposed assignee or participant), any information that the Borrower is required to deliver to the Lender pursuant to this Agreement or that the Lender may otherwise have with respect to the Borrower, its business and/or assets from time to time. The Borrower hereby agrees to cooperate fully with the Lender in providing any such information to any proposed assignee or participant.

         9.04. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower shall not assign or transfer any of its interest, rights or obligations hereunder without the prior written consent of the Lender. Lender may freely assign at any time this Agreement and its rights and obligations hereunder.

         9.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and the Lender shall operate as a waiver


                                   Page -19-
thereof; nor shall any single or partial exercise of any right power or privilege hereunder, preclude any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies, which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

         9.06. Amendment or Waiver. No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Agreement. This Agreement may not be amended, discharged or terminated without the written consent of the Lender and the Borrower, and no provision hereof may be waived without the written consent of the Lender.

         9.07. Judgment Currency. All payments of principal, interest or fees due hereunder shall be made in Dollars, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations. To the fullest extent permitted by applicable law, the obligation of the Borrower in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in Dollars that the person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such person receives such payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in Dollars, as may be necessary to compensate for the shortfall. Any obligation of the Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

         9.08 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such illegal or unenforceable provision had never been contained herein.

         9.09. Prior Agreements Superseded. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, if any, and any representations, whether verbal or written, made by or on behalf of the Lender to the Borrower relating to the subject matter hereof. The Lender shall have only such duties and obligations as are expressly specified in this Agreement and no duties, obligations or fiduciary responsibilities shall be implied to the Lender. Each of the parties hereto hereby further agrees that the Lender shall be deemed to have acted in good faith to the extent that the Lender performs its


                                   Page -20-
obligations in accordance with the terms of this Agreement. This Agreement was drafted with the joint participation of the Borrower and the Lender and shall be construed neither against nor in favor of either of them, but rather in accordance with the fair meaning thereof.

         9.10. Survival of Representations. All representations and warranties made herein shall survive the execution and delivering of this Agreement shall continue in full force and effect so long as the Loan is outstanding and unpaid.

         9.11. Limit on Interest. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement shall be subject to the limitation that payments of interest to the Lender shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender (if any) which limit the maximum rate of interest which may be charged or collected by the Lender; provided, however, that nothing herein shall be construed to limit the Lender to presently existing maximum rates of interest, if an increased interest rate is hereafter permitted by reason of applicable federal or state legislation. In the event that the Borrower makes any payment of interest, fees or other charges, however denominated, pursuant to this Agreement, which payment results in the interest paid by the Borrower to the Lender to exceed the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to the Lender as of the date of such payment, or if such excess exceeds the amount of principal owed to the Lender as of the date of such payment, the difference shall be paid by the Lender to the Borrower.

         9.12. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

         9.13. Indemnification. The Borrower hereby agrees to defend, protect, indemnify, and hold harmless the Lender and each of its Affiliates, officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees, or any of them, in any manner relating to or arising out of the Agreement or any act, event or transaction related or attendant hereto or thereto, the funding of the Loan or the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Matters"); provided, however, the Borrower shall not be obligated to indemnify and hold harmless any Indemnitee hereunder with respect to any Indemnified Matter to the extent any loss or damage suffered or incurred by such Indemnitee is caused by or results from the willful misconduct or gross negligence of such Indemnitee, as


                                   Page -21-
determined by a final, non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         9.14. Collection Costs. The Borrower hereby agrees to pay all costs and expenses incurred by the Lender, including reasonable attorneys' fees (including those for appellate proceedings), incurred in connection with any Event of Default, or in connection with the collection or attempted collection or enforcement of Borrower's obligations under this Agreement, or in connection with the protection of any collateral given as security for the payment of Borrower's obligations under this Agreement, whether or not legal proceedings may have been instituted.

         9.15. Rights of Third Parties. All conditions of the Lender hereunder are imposed solely and exclusively for the benefit of the Lender and its successors and assigns, and no other person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lender will make the Loan in the absence of strict compliance with any and all other provisions thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of this Agreement, any provisions of which may be freely waived in whole or in part by the Lender at any time if, in its sole discretion, it deems it desirable to do so.

         9.16. The Borrower Not the Lender's Agent. Nothing in this Agreement shall be construed to make the Borrower the Lender's agent for any purpose whatsoever, the Borrower and the Lender partners, or joint or co-venturers, and the relationship of the parties shall, at all times, be that of debtor and creditor.

         9.17. Waiver of Defenses. The Borrower hereby waives presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment of Borrower's obligations under this Agreement, and agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange or substitution of any security for the Loan or by way of any extension or extensions of time for payment of principal or interest. The Borrower further hereby waives all and every kind of notice of such change or changes and agrees that the same may be made without notice to or consent of the Borrower.


                                   Page -22-

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be effective as of the date first above written, but have in fact caused this Agreement to be duly executed and delivered as of this 31st day of July, 2003.

Lender:                                   Borrower:

IONICS VENTURES                           THE DESALINATION COMPANY OF
LIMITED                                   TRINIDAD AND TOBAGO LIMITED



By:   /s/John Pott                        By:   /s/Hafeez Karamath
-----------------------------------       -------------------------------------
(Signature)                               (Signature)

Name:   John Pott                         Name:   Hafeez Karamath
-----------------------------------       ------------------------------------
(Print)                                   (Print)

Title:    Director                        Title:    Chairman
-----------------------------------       ------------------------------------
(Print)                                   (Print)


                                          By:   /s/John D. Thompson
                                          ------------------------------------
                                          (Signature)

                                          Name:   John D. Thompson
                                          -------------------------------------
                                          (Print)

                                          Title:     General Manager
                                          -------------------------------------
                                         (Print)





                                   Page -23-

   Exhibit A to Loan Agreement dated as of July 31, 2003 between Desalination
        Company of Trinidad and Tobago Limited and Ionics Ventures Ltd.
                       Amortization Schedule(U.S. Dollars)

                            loan amount = 10,000,000

                                                       10.50% (1) note below
                  --------------------------------------------------------------
                      -10,000,000.00              -3,906,250.00
                  --------------------------------------------------------------
                                      principal                  Total Principal
                      principal        balance      interest       and Interest
 31-Jul-03                             10,000,000
 31-Oct-03      1        -357,142.86  9,642,857.1   ($271,250)    $9,914,107
 31-Jan-04      2        -357,142.86  9,285,714.3   ($261,563)    $9,547,277
 30-Apr-04      3        -357,142.86  8,928,571.4   ($246,458)    $9,175,030
 31-Jul-04      4        -357,142.86  8,571,428.6   ($242,188)    $8,813,616
 31-Oct-04      5        -357,142.86  8,214,285.7   ($232,500)    $8,446,786
 31-Jan-05      6        -357,142.86  7,857,142.9   ($222,813)    $8,079,955
 30-Apr-05      7        -357,142.86  7,500,000.0   ($206,250)    $7,706,250
 31-Jul-05      8        -357,142.86  7,142,857.1   ($203,438)    $7,346,295
 31-Oct-05      9        -357,142.86  6,785,714.3   ($193,750)    $6,979,464
 31-Jan-06     10        -357,142.86  6,428,571.4   ($184,063)    $6,612,634
 30-Apr-06     11        -357,142.86  6,071,428.6   ($168,750)    $6,240,179
 31-Jul-06     12        -357,142.86  5,714,285.7   ($164,688)    $5,878,973
 31-Oct-06     13        -357,142.86  5,357,142.9   ($155,000)    $5,512,143
 31-Jan-07     14        -357,142.86  5,000,000.0   ($145,313)    $5,145,313
 30-Apr-07     15        -357,142.86  4,642,857.1   ($131,250)    $4,774,107
 31-Jul-07     16        -357,142.86  4,285,714.3   ($125,938)    $4,411,652
 31-Oct-07     17        -357,142.86  3,928,571.4   ($116,250)    $4,044,821
 31-Jan-08     18        -357,142.86  3,571,428.6   ($106,563)    $3,677,991
 30-Apr-08     19        -357,142.86  3,214,285.7    ($94,792)    $3,309,077
 31-Jul-08     20        -357,142.86  2,857,142.9    ($87,188)    $2,944,330
 31-Oct-08     21        -357,142.86  2,500,000.0    ($77,500)    $2,577,500
 31-Jan-09     22        -357,142.86  2,142,857.1    ($67,813)    $2,210,670
 30-Apr-09     23        -357,142.86  1,785,714.3    ($56,250)    $1,841,964
 31-Jul-09     24        -357,142.86  1,428,571.4    ($48,438)    $1,477,009
 31-Oct-09     25        -357,142.86  1,071,428.6    ($38,750)    $1,110,179
 31-Jan-10     26        -357,142.86    714,285.7    ($29,063)      $743,348
 30-Apr-10     27        -357,142.86    357,142.9    ($18,750)      $375,893
 31-Jul-10     28        -357,142.86            -     ($9,688)        $9,688
                      -10,000,000.00

Note: The interest rate is subject to change with (1) the participation of a development bank in a carve-out of Republic Bank's US$ tranche (as described in the term loan) and/or (2) a change in the US$ interst rate in the term loan in years 6 & 7.



                                   Page -24-

               EXHIBIT B TO THE LOAN AGREEMENT DATED JULY 31, 2003

                                   Fleet Bank
                              Boston, Massachusetts
                                     U.S.A.
                               SWIFT ID: FNBBUS33
                              Account # 9429241852
                        Acount Name: Ionics Ventures Ltd.



                                   Page -25-

               EXHIBIT C TO THE LOAN AGREEMENT DATED JULY 31, 2003


  [Amounts held back for Certain Works to be completed by Ionics Constructors]




Certain Works                                US$ Value Held


Allowance for outstanding punchlist            1,000,000.00
items

Allowance for outstanding defects              1,000,000.00

Allowance for landscaping, paving,
drainage and fencing
                                                 500,000.00
Allowance for warranty work
performed by Desalcott

                                                 500,000.00